                                                              EXHIBIT (d)(11)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                     MAXIMUM OPERATING EXPENSE LIMIT
                                                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                 ---------------------------------------
NAME OF FUND*                           Class A   Class B   Class C   Class I   Class M   Class Q
------------                            -------   -------   -------   -------   -------   -------
ING Emerging Countries Fund              2.25%     2.90%     2.90%      N/A      2.65%      2.15%
Term Expires October 31

ING Foreign Fund                         1.95%     2.70%     2.70%     1.60%      N/A       1.85%
Term Expires October 31


ING International Fund                   2.75%     3.50%     3.50%     2.50%      N/A       2.75%
Term Expires October 31

ING International Value Choice Fund      1.70%     2.45%     2.45%      N/A       N/A        N/A
Term Expires October 31

ING Precious Metals Fund                 2.75%      N/A       N/A       N/A       N/A        N/A
Term Expires October 31

ING Russia Fund                          3.35%     4.10%      N/A       N/A       N/A        N/A
Term Expires  October 31

ING Worldwide Growth Fund                1.85%     2.50%     2.50%      N/A       N/A       1.75%
Term Expires October 31

                                                                              HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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